As filed with the Securities and Exchange Commission on May 15, 2023

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DESIGNER BRANDS INC.

(Exact name of Registrant as specified in its charter)

Ohio	31-0746639
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

810 DSW Drive

Columbus, Ohio 43219

(614) 237-7100

(Address, including ZIP Code, and telephone number, including area code, of Registrant’s principal executive offices)

Michelle C. Krall, Esq.

Senior Vice President, General Counsel & Corporate Secretary

Designer Brands Inc.

810 DSW Drive

Columbus, Ohio 43219

(614) 237-7100

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

Copies to:

Robert J. Tannous, Esq.

Porter Wright Morris & Arthur LLP

41 S. High Street, Suite 2800

Columbus, Ohio 43215

(614) 227-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

DESIGNER BRANDS INC.

Class A Common Shares

Preferred Shares

Debt Securities

Warrants

Rights

Units

Designer Brands Inc. (the “Company” or “we”) may offer and sell the securities in any combination from time to time in one or more offerings. The preferred shares, debt securities, warrants, rights, and units may be convertible into or exercisable or exchangeable for the Company’s Class A common shares, the Company’s preferred shares, or any of the Company’s other securities. This prospectus provides you with a general description of the securities the Company may offer.

Each time the Company sells securities it will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities being offered. The prospectus supplement may also add to, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of the Company’s securities.

The Company may sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers, and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The names of any underwriters and any applicable commissions or discounts will be included in the applicable prospectus supplement.

We have two classes of Common Shares (as such term is defined below): Class A common shares and Class B common shares. The rights of the holders of Class A common shares and Class B common shares are identical, except voting and conversion rights. Each Class A common share is entitled to one vote. Each Class B common share is entitled to eight votes and is convertible at any time into one Class A common share.

The Company’s Class A common shares are listed on the New York Stock Exchange under the symbol “DBI.”

Investing in the Company’s securities involves risks. See the “Risk Factors” on page 4 of this prospectus, and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in the Company’s securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 15, 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the U.S. Securities and Exchange Commission, or the “SEC,” as a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)). By using a shelf registration statement, we may sell any amount and combination of our Class A common shares, preferred shares, debt securities, warrants, rights, and units from time to time and in one or more offerings. The “base” prospectus included in this registration statement only provides a general description of the securities that we may offer. Each time that we sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read this prospectus, any free writing prospectus, and the applicable prospectus supplement, together with the additional information in this prospectus described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference,” including our financial statements.

You should rely only on the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement, and in any free writing prospectus or term sheet we authorize. We have not authorized any other person to provide you with different information. If any person provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, properties, financial condition, results of operations, and prospects may have changed since those dates.

When we refer to the “Company,” “Designer Brands Inc.,” “we,” “our,” and “us” in this prospectus, we mean Designer Brands Inc. and its subsidiaries, unless otherwise specified or unless context otherwise requires. When we refer to “you,” we mean the holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information regarding Designer Brands Inc. with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a website that contains reports, proxy and information statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is: http://www.sec.gov.

Our website address is: https://www.designerbrands.com. Our website and the information on our website, or any information linked on that site, is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as indicated below. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the terms of the offered securities and related matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s website, http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference in this prospectus our documents listed below, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

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Our Annual Report on Form 10-K for the fiscal year ended January 28, 2023, filed with the SEC on March 16, 2023, and including the information specifically incorporated by reference in our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, to be filed with the SEC;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2023;

•	our Current Reports on Form 8-K, filed with the SEC on March 3, 2023, March 16, 2023 (solely with respect to Item 8.01 thereof), and April 27, 2023; and

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the description of our Class A common shares that is contained in our registration statement on Form 8-A filed with the Commission on June 23, 2005 (File No. 001-32545) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Corporate Secretary

Designer Brands Inc.

810 DSW Drive

Columbus, Ohio 43219

(614) 237-7100

Exhibits to the filings will not be sent unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus, any applicable prospectus supplement, and the information incorporated herein and therein by reference may constitute forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect our current views with respect to, among other things, future events and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “would,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words. Any forward-looking statements are based upon current plans, estimates, expectations, and assumptions relating to our operations, results of operations, financial condition, growth strategy, and liquidity. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates, or expectations contemplated by us will be achieved. Such forward-looking statements are subject to numerous risks, uncertainties, and other factors that may cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Some important factors that could cause actual results, performance, or achievements to differ materially from those discussed in forward-looking statements include, but are not limited to, the following:

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uncertain general economic conditions, including inflationary pressures and rising interest rates, and the related impacts to consumer discretionary spending, as well as supply chain disruptions and pressures;

•	risks and uncertainties related to the ongoing coronavirus (“COVID-19”) pandemic, any future COVID-19 resurgence, and any other adverse public health developments;

•	our ability to anticipate and respond to fashion trends, consumer preferences, and changing customer expectations;

•	our ability to maintain strong relationships with our vendors, manufacturers, licensors, and retailer customers;

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risks related to losses or disruptions associated with our distribution systems, including our distribution centers and stores, whether as a result of the COVID-19 pandemic, reliance on third-party providers, or otherwise;

•	our ability to manage our Chief Executive Officer (“CEO”) transition, retain our existing management team, and continue to attract qualified new personnel;

•	risks related to cyber security threats and privacy or data security breaches or the potential loss or disruption of our information technology (“IT”) systems;

•	risks related to the implementation of an enterprise resource planning system (“ERP”) software solution and other IT systems;

•	our reliance on our loyalty programs and marketing to drive traffic, sales, and customer loyalty;

•	our ability to protect our reputation and to maintain the brands we license;

•	our competitiveness with respect to style, price, brand availability, and customer service;

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risks related to our international operations, including international trade, our reliance on foreign sources for merchandise, exposure to political, economic, operational, compliance, and other risks, and fluctuations in foreign currency exchange rates;

•	our ability to comply with privacy laws and regulations, as well as other legal obligations;

•	domestic and global political and social conditions and the potential impact of geopolitical turmoil or conflict;

•	risks associated with climate change and other corporate responsibility issues;

•	uncertainties related to future legislation, regulatory reform, policy changes, or interpretive guidance on existing legislation; and

•	other factors described in our Securities and Exchange Commission filings, including the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended January 28, 2023.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results, performance, or achievements may vary materially from what we have projected. Furthermore, new factors emerge from time to time, and it is not possible for management to predict all such factors, nor can management assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

DESIGNER BRANDS INC.

Designer Brands Inc., originally founded as DSW Inc., is one of the world’s largest designers, producers, and retailers of footwear and accessories. We operate in three reportable segments: the U.S. Retail segment, the Canada Retail segment, and the Brand Portfolio segment. The U.S. Retail segment operates the DSW Designer Shoe Warehouse (“DSW”) banner through its direct-to-consumer U.S. stores and e-commerce site. The Canada Retail segment operates The Shoe Company and DSW banners through its direct-to-consumer Canada stores and e-commerce sites. The Brand Portfolio segment earns revenue from the wholesale of products to retailers and international distributors, commission for serving retailers as the design and buying agent for products under private labels, and the sale of branded products through our direct-to-consumer e-commerce sites. Our equity investments in ABG-Camuto, LLC (“ABG-Camuto”) and Le Tigre 360 Global LLC (“Le Tigre”) are an integral part of the Brand Portfolio segment. In partnership with Authentic Brands Group LLC, a global brand management and marketing company, we have a 40% ownership interest in ABG-Camuto, a joint venture that owns the intellectual property rights of Vince Camuto and others. ABG-Camuto is responsible for the growth and marketing of the brands held by the joint venture. We have entered into a licensing agreement with ABG-Camuto, whereby we pay royalties to ABG-Camuto based on the sales of licensed products. In July 2022, we also acquired a 33.3% ownership interest in Le Tigre and entered into a license agreement with Le Tigre, pursuant to which we pay royalties on our net sales from the Le Tigre brand in exchange for the exclusive right to design, source, and sell Le Tigre branded footwear. We also own licensing rights for footwear of the Jessica Simpson brand and for footwear and handbags of the Lucky Brand.

In addition, in December 2022, we acquired a 79.4% ownership interest in Topo Athletic LLC (“Topo”), a designer of specialty athletic footwear selling Topo branded products at wholesale to retailers and international distributors, and through its direct-to-consumer e-commerce website. In February 2023, we also acquired the Keds business, which designs, sources, and sells Keds branded footwear and earns revenue from the wholesale of products to retailers and international distributors, and through its direct-to-consumer e-commerce sites in the U.S. and Canada.

Designer Brands Inc.’s principal executive offices are located at 810 DSW Drive, Columbus, Ohio 43219. Designer Brands Inc.’s main telephone number is (614) 237-7100.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed after the date of this prospectus, and all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. See also “Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement with respect to any issuance of securities, we expect to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include, among other things:

•	the repayment of outstanding indebtedness;

•	working capital requirements and other operating expenses;

•	the payment of ordinary cash dividends;

•	the repurchase of Common Shares;

•	capital expenditures; and

•	acquisitions.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other funds.

DESCRIPTION OF CAPITAL STOCK

The following description of our Class A common shares, Class B common shares, and preferred shares does not purport to be complete and is qualified in its entirety by reference to the Company’s Amended and Restated Articles of Incorporation, dated March 19, 2019 (the “Articles”), which has been filed as Exhibit 3.1 to the registration statement of which this prospectus forms a part, the Company’s Amended and Restated Code of Regulations (the “Regulations”), which have been filed as Exhibit 3.2 to the registration statement of which this prospectus forms a part, other information with respect to our capital stock which has been filed with the SEC, and the applicable provisions of the Ohio General Corporation Law. See “Where You Can Find More Information.”

The Company’s Articles provide for the issuance of up to 250,000,000 Class A common shares, without par value (the “Class A common shares”), 100,000,000 Class B common shares, without par value (the “Class B common shares” and, together with the Class A common shares, the “Common Shares”), and 100,000,000 preferred shares, without par value (the “Preferred Shares”).

As of May 1, 2023, we had 57,630,624 Class A common shares outstanding, 7,732,743 Class B common shares outstanding, and no preferred shares outstanding.

Class A Common Shares

The holders of Class A common shares and Class B common shares generally have identical rights except that holders of Class A common shares are entitled to one vote per share on all matters to be voted on by the shareholders, while holders of Class B common shares are entitled to eight votes per share on all matters to be voted on by the shareholders, voting together with the holders of the Class A common shares as a single class. The holders of Common Shares are not entitled to cumulative voting rights. Generally, all matters to be voted on by shareholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all Class A common shares and Class B common shares present in person or represented by proxy, voting together as a single class, subject to any voting rights granted to holders of any Preferred Shares.

Holders of Common Shares have no preemptive rights, and the Common Shares are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Common Shares.

Holders of Class A common shares and Class B common shares will share in an equal amount per share in any dividend declared by the board of directors, subject to any preferential rights of any outstanding Preferred Shares. Dividends consisting of Class A common shares and Class B common shares may be paid only as follows: (i) dividends of Class A common shares may be paid only to holders of Class A common shares and dividends of Class B common shares may be paid only to holders of Class B common shares; and (ii) shares shall be paid proportionately with respect to each outstanding Class A common share and Class B common share.

The Class A common shares have no conversion rights. Holders of Class B common shares have the right, upon notice to the Company, to convert each Class B common share to one Class A common share. Any Class B common shares converted pursuant to this right will be retired. The Company will reserve and keep available out of the authorized but unissued Class A common shares the full number of Class A common shares deliverable upon conversion of all outstanding Class B common shares for the purpose of effecting this conversion right.

Upon liquidation, dissolution, or winding up of the Company’s affairs, creditors and any holders of Preferred Shares will be paid before any distribution to holders of Common Shares. The holders of Common Shares would be entitled to receive a pro rata distribution of any excess amount. All outstanding Common Shares are fully paid and non-assessable.

The rights, preferences and privileges of holders of Common Shares are subject to, and may be adversely affected by, the rights of holders of any series of Preferred Shares, which the board of directors may designate and issue in the future.

Preferred Shares

The board of directors may fix by resolution the designations, preferences, and relative, participating, optional, or other rights and the qualifications, limitations, or restrictions of the Preferred Shares, including the number of shares in any series, liquidation preferences, dividend rights, voting rights, conversion rights, and redemption provisions. Terms selected could decrease the amount of earnings and assets available for distribution to holders of the Common Shares or adversely affect the rights and power, including voting rights, of the holders of the Common Shares without any further vote or action by the shareholders. Any series of Preferred Shares issued by the board of directors could have priority over the Common Shares in terms of dividend or liquidation rights or both. The issuance of Preferred Shares, or the issuance of rights to purchase Preferred Shares, could have the effect of delaying, deferring, or preventing a change of control of the Company or an unsolicited acquisition proposal or of making the removal of management more difficult. Additionally, the issuance of Preferred Shares may have the effect of decreasing the market price of the Common Shares. There are currently no outstanding Preferred Shares. While we have no present intent to issue any Preferred Shares, any issuance could make it more difficult for a third party to acquire a majority of the Company’s outstanding voting shares.

Anti-Takeover Effects of Certain Provisions of the Articles, Regulations, and Ohio Law

Certain provisions of the Articles, Regulations, and Ohio General Corporation Law summarized below may be deemed to have an anti-takeover effect and may delay, defer, or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders.

No Cumulative Voting. Where cumulative voting is permitted, each share is entitled to as many votes as there are directors to be elected and each shareholder may cast all of his or her votes for a single candidate or distribute such votes among two or more candidates. Cumulative voting makes it easier for a minority shareholder to elect a director. The Articles expressly deny shareholders the right to cumulative voting.

Supermajority Vote to Remove Directors. The Company’s Regulations permit shareholders to remove a director only by the vote of the holders of not less than three-fourths of the voting power of the Company entitling them to elect directors in place of those to be removed. This provision, when coupled with the voting power of the Class B common shares, will preclude even a majority shareholder of Class A common shares from removing incumbent directors and simultaneously gaining control of the board of directors by filling the vacancies. Additionally, the Articles permit a vacancy on the board of directors to be filled for the balance of the unexpired term by the vote of a majority of the remaining directors.

Classified Board. The Company’s Regulations provide for the board of directors to be divided into three classes of directors serving staggered three-year terms when the authorized number of directors is nine or more. This provision, when coupled with the vote required to remove directors, can preclude even a majority shareholder of Class A common shares from gaining control of the board of directors in one election.

Authorized But Unissued Shares. The authorized but unissued Common Shares and Preferred Shares are available for future issuance without shareholder approval under Ohio law. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, and employee benefit plans. The Articles authorize the board of directors to issue up to 100,000,000 Preferred Shares and to determine the powers, preferences, privileges, rights, including voting rights, qualifications, limitations, and restrictions on those shares, without any further vote or action by the shareholders. The existence of authorized but unissued Common Shares and Preferred Shares could have the effect of delaying, deterring, or preventing an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger, or otherwise.

Special Meetings of Shareholders. The Company’s Regulations provide that special meetings of the shareholders may be called only by:

•	the chairman of the board of directors, the president, or in case of the president’s death or disability, the vice president authorized to exercise the authority of the president;

•	the directors by action at a meeting, or a majority of the incumbent directors acting without a meeting; or

•	the holders of at least 50% of all shares outstanding and entitled to vote thereat.

Actions by Written Consent. Section 1701.54 of the Ohio General Corporation Law requires that an action by written consent of the shareholders in lieu of a meeting be unanimous, except that under Section 1701.11 of the Ohio General Corporation Law, a company’s code of regulations may be amended by an action by written consent of holders of two-thirds of the voting power of the company or, if the articles of incorporation or code of regulations otherwise provide, such greater or lesser amount, but not less than a majority. The Company’s Regulations provide that the Regulations may be amended by an action by written consent of holders of a majority of the Company’s total voting power. Based on the 8-to-1 voting power of the Class B common shares relative to the Class A common shares, this provision may have the effect of delaying, deterring, or preventing a tender offer or takeover attempt that a shareholder might consider in the Company’s best interest.

Advance Notice Requirements for Shareholder Proposals and Director Nominations. The Company’s Regulations require that shareholders seeking to nominate candidates for election as directors at an annual or special meeting of shareholders must provide timely notice to us in writing. To be timely, a shareholder’s notice must be received at the Company’s principal executive offices not less than 60 days, nor more than 90 days, prior to the first anniversary of the date of the previous year’s annual meeting (or, if the date of the annual meeting is changed by more than 30 days from the anniversary date of the preceding year’s annual meeting, or in the case of a special meeting, within seven days after we mail the notice of the date of the meeting or otherwise publicly disclose the date of the meeting). The Regulations also prescribe the proper written form for a shareholder’s notice. These provisions may preclude shareholders from making nominations for directors at an annual or special meeting.

We Have Opted Out of the Ohio Control Share Acquisition Statute. We have opted out of the application of Section 1701.831 of the Ohio General Corporation Law, known as the “Ohio Control Share Acquisition Statute.” This statute provides that, unless a company’s articles of incorporation or code of regulations provide that such section does not apply, notice and information filings, and special shareholder meeting and voting procedures, must occur prior to any person’s acquisition of a company’s shares that would entitle the acquirer to exercise or direct the voting power of the company in the election of directors within any of the following ranges:

•	one-fifth or more, but less than one-third, of the voting power;

•	one-third or more, but less than a majority, of the voting power; and

•	a majority of the voting power.

We Have Opted Out of the Merger Moratorium Statute. We have opted out of the application of Chapter 1704 of the Ohio General Corporation Law, known as the “Merger Moratorium Statute.” This statute prohibits certain transactions if they involve both the company and either a person who became the beneficial owner of 10% or more of the company’s shares without the prior approval of its board of directors or anyone affiliated or associated with such person, unless the company’s articles of incorporation or code of regulations provide that such statute does not apply. The prohibition imposed by Chapter 1704 is absolute for at least three years and continues indefinitely thereafter unless the transaction is approved by the holders of at least two-thirds of the voting power of the company or satisfies statutory conditions relating to the fairness of the consideration to be received by the shareholders.

Listing

The Class A common shares are listed on the NYSE under the symbol “DBI.”

Transfer Agent and Registrar

The transfer agent and registrar for Class A common shares is Computershare Inc. but may be subject to change from time to time.

DESCRIPTION OF DEBT SECURITIES

We may issue debentures, notes, or other evidence of indebtedness, which we refer to as “debt securities,” from time to time in one or more distinct series. This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities we may offer under this prospectus may be either senior debt securities, senior subordinated debt securities, or subordinated debt securities. The debt securities offered hereby will be issued under an indenture between us and U.S. Bank Trust Company, National Association, as trustee. A form of indenture, which will be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended, is filed as an exhibit to the registration statement of which this prospectus forms a part.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate, or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We can issue debt securities that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount, and the following terms of the debt securities:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index, or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable, and any regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of, and premium and interest on, the debt securities will be payable;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•

the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies, or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;

•

if payments of principal of, and premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, and premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable and/or convertible into shares of our Class A common shares or any class or series of Preferred Shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder, or at our option, in which case the number of shares of Class A common shares, Preferred Shares or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms, and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Payment of Interest and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security), as described in the applicable prospectus supplement.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at the trustee’s office or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may transfer certificated debt securities and the right to receive the principal of, and premium and interest on, certificated debt securities only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder, or we or the trustee will issue a new certificate to the new holder.

Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more book-entry debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue book-entry debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any book-entry debt security.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, Preferred Shares, Class A common shares, or other securities. These warrants may be issued independently or together with any other security offered hereby. Further terms of the rights will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights. Any warrants we issue will be under one or more warrant agreements between us and a warrant agent named in the applicable prospectus supplement. The prospectus supplement relating to any warrants we issue may include:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•

the designation, number, and terms of the debt securities, Preferred Shares, Class A common shares, or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in United States dollars, the foreign currency, currency unit, or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	any terms, procedures, and limitations relating to the transferability, exchange, or exercise of the warrants;

•	any applicable material United States federal income tax consequences;

•	whether the units will be issued in fully registered form; and

•	any other specific terms of the warrants.

The description in the applicable prospectus supplement of any warrants that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC.

DESCRIPTION OF RIGHTS

We may issue rights to purchase debt securities, Preferred Shares, Class A common shares, or other securities. These rights may be issued independently or together with any other security offered hereby. Further terms of the rights will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any rights we offer will include the specific terms relating to the offering. These terms may include:

•	the price, if any, per right;

•	the exercise price payable for debt securities, Preferred Shares, Class A common shares, or other securities upon the exercise of the rights;

•	the number of rights issued or to be issued to each shareholder;

•	the number and terms of debt securities, Preferred Shares, Class A common shares, or other securities which may be purchased per right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	any applicable material United States federal income tax consequences;

•	whether the rights will be issued in fully registered form;

•	any other terms of the rights, including the terms, procedures, and limitations relating to the exchange and exercise of the rights; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

DESCRIPTION OF UNITS

We may issue units consisting of Class A common shares, Preferred Shares, debt securities, warrants, rights, or any combination of one or more of the other securities. These units may be issued independently or together with any other security offered hereby. Further terms of the rights will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.

The prospectus supplement relating to any units we offer will include specific terms relating to the offering. These terms may include:

•

the designation and the terms of the units and of any combination of the securities constituting the units, including whether and under what circumstances those securities may be held or traded separately;

•	any additional terms of the agreement governing the units;

•	the extent to which the units are transferable;

•	any additional provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities constituting the units;

•	any applicable material United States federal income tax consequences; and

•	whether the units will be issued in fully registered form.

The description in the applicable prospectus supplement of any units that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus and any prospectus supplement from time to time in one or more transactions separately or in combination. The securities may be sold in any one or more of the following ways:

•	directly to purchasers or a single purchaser;

•	through agents;

•	through dealers; or

•	through one or more underwriters acting alone or through underwriting syndicates led by one or more managing underwriters;

each as may be identified in the applicable prospectus supplement relating to an issuance of securities.

If the securities described in a prospectus supplement are underwritten, the prospectus supplement will name each underwriter of the securities. Only underwriters named in a prospectus supplement will be deemed to be underwriters of the securities offered by that prospectus supplement. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Prospectus supplements relating to underwritten offerings of securities will also describe:

•	the discounts, commissions, or agents’ fees to be allowed or paid to the underwriters or agents, as the case may be;

•	all other items constituting underwriting compensation;

•	the discounts and commissions to be allowed or paid to dealers, if any; and

•	the exchanges, if any, on which the securities will be quoted.

Securities may be sold directly by us through agents designated by us from time to time. Any agent involved in the offer or sale of securities, and any commission or agents’ fees payable by us to such agent, will be set forth in the applicable prospectus supplement.

If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If indicated in the applicable prospectus supplement, the obligations of the underwriters will be subject to conditions precedent. With respect to a sale of securities, the underwriters will be obligated to purchase all securities offered if any are purchased, unless otherwise indicated in the applicable prospectus supplement.

We may have agreements with underwriters, dealers, and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. Underwriters and agents may engage in transactions with or perform services for us, our subsidiaries, and affiliated companies in the ordinary course of business.

VALIDITY OF SECURITIES

The validity of the securities offered by this prospectus will be passed upon for us by Porter Wright Morris & Arthur, LLP.

In connection with particular offerings of the securities in the future, the validity of those securities may be passed upon for us by Porter Wright Morris & Arthur, LLP, our General Counsel, or such other counsel as may be specified in a prospectus supplement. Any underwriters will be advised about issues relating to any offering by their own counsel.

EXPERTS

The financial statements of Designer Brands Inc. incorporated by reference in this prospectus, and the effectiveness of Designer Brand Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$(1)
Fees and expenses of the trustee	$(2)
Printing expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Miscellaneous	$(2)

Total	$(2)

(1)

Pursuant to Rules 456(b) and 457(r) under the Securities Act, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement and is therefore not currently determinable.

(2)	These fees are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Ohio Law

Pursuant to section 1701.13(E) of the Ohio Revised Code, an Ohio corporation is permitted to indemnify directors, officers, and other persons under certain circumstances. In some circumstances, an Ohio corporation is required to indemnify directors and officers.

An Ohio corporation is required to indemnify a director or officer against expenses actually and reasonably incurred to the extent that the director or officer is successful in defending a lawsuit brought against him or her by reason of the fact that the director or officer is or was a director or officer of the corporation.

If a director or officer is not successful in an action brought against the director or officer, he or she still may be indemnified under certain circumstances. In actions brought against a director or officer by any person (other than the corporation or on behalf of the corporation), the defendant director or officer may be indemnified for expenses, judgments, fines, and amounts paid in settlement if it is determined that the defendant was acting in good faith, in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in a criminal proceeding, that he or she had no reasonable cause to believe his or her conduct was unlawful. The determination of whether to indemnify an unsuccessful director or officer may be made by any of the following: (i) a majority vote of a quorum of disinterested directors; (ii) independent legal counsel; (iii) the shareholders; or (iv) a court of competent jurisdiction.

If a director or officer is not successful in an action brought by or on behalf of the corporation against the director or officer, the defendant director or officer may be indemnified only for expenses if it is determined that the defendant was acting in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. In an action brought by or on behalf of the corporation, if the director or officer is adjudged to be liable for negligence or misconduct, no indemnification for expenses is permitted unless authorized by court order. Similarly, if a director is not successful in an action brought by or on behalf of the corporation against a director where the only liability asserted is for authorizing unlawful loans, dividends, distributions, or purchase of the corporation’s own shares, no indemnification for expenses is permitted under the statute.

Unless otherwise provided in the articles or regulations of a corporation and unless the only liability asserted against a director is for authorizing unlawful loans, dividends, distributions, or purchase of the corporation’s own shares, directors (but not any other person) are entitled to mandatory advancement of expenses incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his or her act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard to the corporation’s best interests.

Pursuant to Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence in a court of competent jurisdiction that his or her action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees, or agents of a corporation.

The statutory right of indemnification is not exclusive in Ohio, and a corporation may, among other things, grant rights to indemnification under the corporation’s articles, code of regulations, or agreements. Ohio corporations are also specifically authorized to procure insurance against any liability that may be asserted against directors and officers, whether or not the corporation would have the power to indemnify such officials.

Code of Regulations

Article Five of the Regulations contains certain indemnification provisions adopted pursuant to authority contained in section 1701.13(E) of the Ohio Revised Code.

The Regulations provide for the indemnification of every person who was or is a party or is threatened to be made a party to, or is or was involved or is threatened to be involved in, any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, arbitrative, administrative, or investigative, by reason of the fact that such person is or was a director or officer of the Company or is or was serving at the request of the Company as a director, trustee, officer, partner, member, or manager, of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other enterprise, against all expenses, judgments, fines, excise taxes assessed with respect to an employee benefit plan, penalties, and amounts paid in settlement actually and reasonably incurred by such person in connection with any proceeding, if he or she acted in good faith and in a manner in which he or she reasonably believed to be in and not opposed to the best interests of the Company, and, with respect to any criminal proceeding, he or she did not have reasonable cause to believe that his or her conduct was unlawful.

In addition, the Regulations provide that the registrant will not provide indemnification for any person (i) in such person’s capacity as a director of the registrant in respect of any claim, issue, or matter asserted in a proceeding by or in the right of the Company as to which such person will have been adjudged liable to the registrant for an act or omission undertaken by such person with deliberate intent to cause injury to the Company or with reckless disregard for the registrant’s best interests, (ii) in such person’s capacity other than that of a director of the registrant in respect of any claim, issue or matter asserted in a proceeding by or in the right of the registrant as to which the indemnitee will have been adjudged to be liable to the Company for negligence or misconduct, or (iii) in any proceeding by or in the right of the Company in which the only liability asserted relates to the authorization of unlawful loans, dividends, distributions or repurchase of the registrant’s own shares, absent a court order.

Indemnification Agreements

The registrant has entered into indemnification agreements with its directors and executive officers. Pursuant to the indemnification agreements, the registrant has agreed to indemnify an indemnitee to the greatest extent permitted by Ohio law as set forth above and in its code of regulations. Notwithstanding the foregoing, an indemnitee will not be entitled to indemnification under the indemnification agreement:

•

with respect to any claim brought or made by an indemnitee in a proceeding, unless the bringing or making of such claim has been approved or ratified by the board of directors; provided, however, that the foregoing does not apply to any claim brought or made by an indemnitee to enforce a right of an indemnitee under the indemnification agreement;

•

for expenses incurred by an indemnitee with respect to any action instituted by or in the name of the registrant against the indemnitee, if and to the extent that a court of competent jurisdiction declares or otherwise determines in a final, unappealable judgment that each of the material defenses asserted by such indemnitee was made in bad faith or was frivolous;

•	for expenses and other liabilities arising from the purchase and sale by an indemnitee of securities in violation of Section 16(b) of the Exchange Act or any similar state or successor statute; and

•

for expenses and other liabilities if and to the extent that a court of competent jurisdiction declares or otherwise determines in a final, unappealable judgment that the registrant is prohibited by applicable law from making such indemnification payment or that such indemnification payment is otherwise unlawful.

Insurance

In addition, the registrant provides insurance coverage to its directors and officers against certain liabilities which might be incurred by them in such capacity.

Item 16.	Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index hereto and is incorporated herein by reference.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors, officers, and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Articles of Incorporation of Designer Brands Inc., dated March 19, 2019 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K (File No. 001-32545) filed March 26, 2019).

3.2	Amended and Restated Code of Regulations (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K (File No. 001-32545), filed April 13, 2006.

4.1	Specimen Class A Common Share Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-32545), filed on June 4, 2019)

4.2	Form of Indenture of Designer Brands Inc. to U.S. Bank Trust Company, National Association, as trustee.

4.3	Form of Debt Security (included in Exhibit 4.2).

5.1	Opinion of Porter Wright Morris & Arthur, LLP.

23.1	Consent of Porter Wright Morris & Arthur, LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1	Powers of Attorney (contained on page II-7).

25.1	Statement of Eligibility of Form T-1 of Trustee under the Trust Indenture Act of 1939, as amended.

107	Filing Fee Table.

*	To be filed by amendment or incorporated by reference in connection with any offering of securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on May 15, 2023.

DESIGNER BRANDS INC.

By:	/s/ Jared A. Poff
	Name:	Jared A. Poff
	Title:	Executive Vice President, Chief Financial Officer and Chief Administrative Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Jared A. Poff, Michelle C. Krall, and Mark Haley, or any and each of them, with full power of substitution, as his or her true and lawful attorney-in-fact to act for him or her in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including without limitation any post-effective amendments hereto), and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact, and any and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she could do in person, hereby ratifying and confirming all that said attorneys-in-fact or substitutes, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated.

/s/ Jay L. Schottenstein Jay L. Schottenstein	Executive Chairman of the Board and Director	May 15, 2023

/s/ Douglas M. Howe Douglas M. Howe	Chief Executive Officer and Director (Principal Executive Officer)	May 15, 2023

/s/ Jared A. Poff Jared A. Poff	Executive Vice President, Chief Financial Officer and Chief Administrative Officer (Principal Financial Officer)	May 15, 2023

/s/ Mark Haley Mark Haley	Senior Vice President and Controller (Principal Accounting Officer)	May 15, 2023

/s/ Peter S. Cobb Peter S. Cobb	Director	May 15, 2023

/s/ Elaine J. Eisenman Elaine J. Eisenman	Director	May 15, 2023

/s/ Tami J. Fersko Tami J. Fersko	Director	May 15, 2023

/s/ Joanna T. Lau Joanna T. Lau	Director	May 15, 2023

/s/ Richard A. Paul Richard A. Paul	Director	May 15, 2023

/s/ Joseph A. Schottenstein Joseph A. Schottenstein	Director	May 15, 2023

/s/ Harvey L. Sonnenberg Harvey L. Sonnenberg	Director	May 15, 2023

/s/ Allan J. Tanenbaum Allan J. Tanenbaum	Director	May 15, 2023

/s/ Joanne Zaiac Joanne Zaiac	Director	May 15, 2023